Exhibit 99.1

2007 Earnings Guidance (d)

	Forecast Range Fiscal Year Ended September 30, 2007
($’s in millions)	Low	High
Net Income (a)	$54	$59
Interest Expense (a) (b)	55	58
Depreciation and Amortization (a)	78	82
Income Taxes (a)	1	1

Adjusted EBITDA (a)	$188	$200

Maintenance Capital Expenditures	$6	$6

Net Income Allocable to Limited Partners (c)	$32	$37
Limited Partner Units O/S	45	45

(a)	Estimates exclude any one-time or non-recurring charges that may occur. Depreciation and amortization are based upon a preliminary purchase price allocation and may be subject to change.
(b)	Estimate includes approximately $2 million of non-cash interest expense.
(c)	Based upon current limited partnership units outstanding, general partner ownership, and current distribution of $0.545 per quarter.
(d)	The earnings guidance above is based on various forward-looking assumptions made by the management of Inergy. While Inergy believes that these assumptions are reasonable, it can give no assurance that such results will materialize.